                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

                               February 18, 2000
                      -----------------------------------
                Date of Report (Date of earliest event reported)

                          WESCO FINANCIAL CORPORATION
            --------------------------------------------------------
             (Exact name of Registrant as specified in its charter)

          Delaware                 1-04720                 95-2109453
       --------------       ---------------------     -------------------
         (State of          (Commission File No.)        (IRS Employer
       Incorporation)                                 Identification No.)


                     301 East Colorado Boulevard, Suite 300
                          Pasadena, California  91101
          -----------------------------------------------------------
              (Address of principal executive offices) (Zip Code)

                                 (626) 585-6700
            -------------------------------------------------------
              (Registrant's telephone number, including area code)



ITEM 2.    ACQUISITION OR DISPOSITION OF ASSETS

(a)-(b)
     On February 18, 2000, C Acquisition Corp. ("Purchaser"), a Delaware corporation, a wholly owned subsidiary of Wesco Holdings Midwest, Inc., a Nebraska corporation, ("Holdings"), and an indirect wholly owned subsidiary of Wesco Financial Corporation ("Wesco"), accepted for purchase 12,901,723 shares of Common Stock, par value $0.01 per share (the "Shares"), of CORT Business Services Corporation, a Delaware corporation (the "Company"), that had been validly tendered and not withdrawn pursuant to Purchaser's offer for all of the outstanding Shares at $28.00 per Share, net to the seller in cash, without interest (the "Offer"). The Offer was made pursuant to an Agreement and Plan of Merger (the "Merger Agreement"), dated as of January 14, 2000, by and among Wesco, Holdings, Purchaser and the Company, which provided for, among other things, the making of the Offer by Purchaser and, following the consummation of the Offer, the merger of Purchaser with and into the Company (the "Merger"). The Shares purchased pursuant to the Offer constituted approximately 98.1% of the Shares then issued and outstanding. The aggregate purchase price for the Shares purchased pursuant to the Offer was approximately $361 million.

     On March 3, 2000, the Merger provided for by the Merger Agreement became effective. Pursuant to the Merger, Shares issued and outstanding immediately prior to the effective time of the Merger (other than Shares held in the treasury of the Company or owned by any of its subsidiaries or owned by Holdings, Purchaser or any other wholly owned subsidiary of Holdings) were converted, subject to any appraisal rights, into the right to receive $28.00 per Share in cash, without interest thereon. As a result of the Merger, Holdings owns 100% of the outstanding Shares. The total amount of funds required to consummate the Offer and the Merger and pay the fees and expenses of the Offer and the Merger, was approximately $384 million (which amount includes the $361 million required to pay for Shares purchased in the Offer, as set forth in the preceding paragraph).

     The information set forth herein has been previously disclosed by Wesco in a press release dated February 18, 2000 and press release dated March 3, 2000, and in a Tender Offer Statement on Schedule 14D-1, filed with the Securities and Exchange Commission on January 21, 2000 (the "Schedule 14D-1"), which was amended on February 15, 2000 (the "Amendment No. 1 to the Schedule 14D-1") and on February 22, 2000 (the "Final Amendment to the Schedule 14D-1"). Additional information concerning the Offer and the Merger, a brief description of the Company, the nature and amount of consideration paid for the Shares and the source of funds therefor, the principle followed in determining the amount of the consideration, and the nature of the Company's business and Wesco's plans for the Company may be found in the Schedule 14D-1, Amendment No. 1 to the
Schedule 14D-1 and the Final Amendment to the Schedule 14D-1, copies of which are attached hereto as Exhibits 2.1, 2.2, and 2.3 respectively, and which are incorporated herein by reference.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

         (a) and (b)  Financial Statements of Business Acquired
                      and Pro Forma Financial Information

     The financial statements and pro forma financial information required by this item shall be filed as soon as practicable by amendment to this Form 8-K, but in no event later than May 3, 2000.

         (c)  Exhibits

2.1  Tender Offer Statement on Schedule 14D-1, dated January 21, 2000.

2.2  Amendment No. 1 to Schedule 14D-1, dated February 15, 2000.

2.3  Final Amendment to Schedule 14D-1, dated February 22, 2000.

99.1 Press Release issued by the Company and Wesco on February 18, 2000.

99.2 Press Release issued by the Company and Wesco on March 3, 2000.



                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  March 3, 2000


                                   WESCO FINANCIAL CORPORATION


                                   By:/s/ Jeffrey L. Jacobson
                                      -------------------------------
                                      Name:   Jeffrey L. Jacobson
                                      Title:  Vice President and
                                              Chief Financial Officer
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                                 EXHIBIT INDEX


Exhibit No.  Description

2.1          Tender Offer Statement on Schedule 14D-1, dated January 21, 2000.

2.2          Amendment No. 1 to Schedule 14D-1, dated February 15, 2000.

2.3          Final Amendment to Schedule 14D-1, dated February 22, 2000.

99.1         Press Release issued by the Company and Wesco on February 18, 2000.

99.2         Press Release issued by the Company and Wesco on March 3, 2000.